For further information contact:
EMISPHERE TECHNOLOGIES, INC.
Bob Madison
Corporate Communications
914-593-8360

EMISPHERE TECHNOLOGIES, INC. ANNOUNCES
2007 THIRD QUARTER FINANCIAL RESULTS
— Conference Call/Webcast to be held today at 10:00AM EST —

TARRYTOWN, NY, November 6, 2007 — Emisphere Technologies, Inc. (Nasdaq EMIS) today announced its financial results for the third quarter ended September 30, 2007.

Emisphere Technologies, Inc. will host a conference call to discuss third quarter results at 10:00AM EST today. A live Webcast of the conference call can be accessed through the company’s Web site at: www.emisphere.com. The live conference call dial-in number is: 1-888-278-8446 (US and Canada) or 1-913-312-0835 (International). In addition, an archive of the Webcast can be accessed through the same link; an audio replay of the call will be available following the conference call by calling 1-888-203-1112 (US and Canada) or 1-719-457-0820 (International). The conference replay PIN is 4223593.

Third Quarter Financial Results

•	Operating expenses for the third quarter of 2007 were $9.0 million, compared to $8.8 million in the third quarter of 2006

•	Net proceeds from the settlement of lawsuit of $11.9 million in the three months ended September 30, 2007 is the result of the settlement of the litigation against Eli Lilly and Company

•	Other expense third quarter 2007 was $0.5 million, compared to income of $0.5 million in the third quarter of 2006

•	Third quarter 2007 operating income of $3.5 million, compared to an operating loss of $8.7 million for the third quarter of 2006

•	Third quarter 2007 net income was $3.0 million, or $0.10 per basic and $0.09 per diluted share, compared to a net loss of $8.2 million, or $0.29 per basic and $0.30 diluted share for the third quarter of 2006

•	As of September 30, 2007, Emisphere had $21.4 million in cash and investments

Corporate and Product Developments

Emisphere has two Phase III products based on the compound salmon calcitonin in partnership with Novartis Pharma AG and its development partner, Nordic Bioscience:

•	One product relates to the prevention of osteoporosis and the other product relates to the prevention of osteoarthritis

•	Osteoarthritis product has the potential to be the first disease-modifying drug that halts progression of the illness rather than treating symptoms

•	Both products use Emisphere’s eligen® delivery technology to provide salmon calcitonin for the first time as a convenient oral medication

Emisphere has three products in Phase II:

•	Development of recombinant human growth hormone (“rhGH”) in collaboration with Novartis Pharma AG

•	Continuing the development of oral heparin; discussions with the US Food and Drug Administration (“FDA”) established a pathway for registration to proceed into complete Phase III for the use of oral heparin in the prevention of deep-vein thrombosis following elective total hip replacement. Emisphere is in current discussions with a potential partner to complete the development of oral heparin in a collaborative arrangement. Two chronic toxicology studies have been initiated for the heparin carrier.

•	Continuing clinical development of oral insulin; insulin/glucose clamp and oral glucose challenge studies testing a new formulation are being planned over a three month period beginning early next year. Collaborative partnerships will then be investigated.

Emisphere has five products in Phase I:

•	An Investigational New Drug application (“IND”) was filed by Genta Incorporated on gallium on July 31, 2007

•	A program continues on an improved oral formulation of the antiviral compound acyclovir with a pharmaceutical company outside of the United States

•	Satiety and oral glucose challenge studies for both GLP-1 and PYY will be undertaken later this year at University Hospital, Switzerland

•	Parathyroid hormone continues on a progressive clinical development path in collaboration with Novartis Pharma AG

Emisphere has 11 products in preclinical development:

•	Six projects with partners in obesity, osteoporosis, infectious disease and diabetes

•	Five pre-clinical projects are in development without established collaborations for a variety of therapeutic areas

•	Following completion of these pre-clinical projects, decisions would then be taken to possibly proceed into future collaborations with each of the partners for further pre-clinical or clinical development; projects without established collaborations will be assessed for continued development to the next step with or without a partner

“The technology that we are developing has proven to provide a solution that improves the delivery of existing molecules and treatment modalities. It also has an equally important application to new molecular entities where use may be restricted due to poor bioavailability,” said Michael V. Novinski, President and Chief Executive Officer of Emisphere Technologies, Inc. “We are seeking to move our patented technology into a broad array of disease states and we anticipate the ability to dramatically increase the quality of life of a multitude of people.”

About Emisphere Technologies, Inc.

Emisphere Technologies, Inc. is a biopharmaceutical company that focuses on a unique and improved delivery of therapeutic molecules and pharmaceutical compounds using its eligen® technology. These molecules and compounds could be currently available or are in pre-clinical or clinical development. Such molecules or compounds usually cannot be delivered by the oral route of administration or the benefits of these compounds are limited due to poor bioavailability, slow on-set of action or variable absorption. The eligen® technology can be applied to the oral route of administration as well other delivery pathways, such as buccal, per rectum, pulmonary, intra-vaginal or transdermal. The Web site is: www.emisphere.com.

# # #

Safe Harbor Statement Regarding Forward-Looking Statements

The statements in this release and oral statements made by representatives of Emisphere relating to matters that are not historical facts (including without limitation those regarding future performance or financial results, the timing or potential outcomes of research collaborations or clinical trials, any market that might develop for any of Emisphere’s product candidates and the sufficiency of Emisphere’s cash and other capital resources) are forward-looking statements that involve risks and uncertainties, including, but not limited to, the likelihood that actual performance or results could materially differ, that future research will prove successful, the likelihood that any product in the research pipeline will receive regulatory approval in the United States or abroad, the ability of Emisphere and/or its partners to develop, manufacture and commercialize products using Emisphere’s drug delivery technology, or Emisphere’s ability to fund such efforts with or without partners. Emisphere undertakes no obligation to update any of these statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as to the date hereof. Accordingly any forward-looking statements should be read in conjunction with the additional risks and uncertainties detailed in Emisphere’s filings with the Securities and Exchange Commission, including those factors discussed under the caption “Risk Factors” in Emisphere’s Annual Report on Form 10-K (file no. 000-17758) filed on March 6, 2007, and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2007, filed on May 7, 2007 (file no. 000-17758) and for the quarter ended June 30, 2007, filed on August 7, 2007 (file No. 000-17758).

EMISPHERE TECHNOLOGIES, INC.
Condensed Statements of Operations (Unaudited)
For the Three and Nine Months ended September 30, 2007 and 2006
(in thousands, except share and per share data)

		For the three months ended			For the nine months ended
		September 30,			September 30,
2007 2006	2007	2006
Revenue		$571		$60	$3,778	$6,976

Costs and expenses:
Research and development		5,364		4,790	16,848	14,165
General and administrative expenses		3,412		3,039	11,196	8,654
Depreciation and amortization		232		922	815	2,884

Total costs and expenses		9,008		8,751	28,859	25,703

Income from settlement of lawsuit
Proceeds from settlement of lawsuit		18,000		—	18,000	—
Expenses from settlement of lawsuit		(6,110)		—	(6,110)	—
Income from settlement of lawsuit, net.		11,890		—	11,890	—

Operating income (loss)		3,453		(8,691)	(13,191)	(18,727)

Other income and (expense):
Beneficial conversion of convertible security		-		—	—	(12,215)
Investment and other income		188		466	985	884
Change in fair value of derivative instruments			(21)	656	1,102	(6,964)
Interest expense			(664)	(589)	(1,931)	(1,730)

Total other income and (expense)			(497)	533	156	(20,025)
Net income (loss)		$2,956		$(8,158)	$(13,035)	$(38,752)

Net (loss) income per share, basic		$0.10		$(0.29)	$(0.46)	$(1.50)

Net (loss) income per share, diluted		$0.09		$(0.30)	$(0.50)	$(1.50)

Weighted average shares outstanding, basic		29,187,151		28,006,828	28,602,819	25,891,085

Weighted average shares outstanding, diluted		32,375,805		29,069,951	28,728,063	25,891,085

EMISPHERE TECHNOLOGIES, INC.
Condensed Balance Sheets (Unaudited)
As of September 30, 2007 and December 31, 2006
(in thousands)

	September 30,	December 31,
	2007	2006
Assets:
Cash, cash equivalents, restricted cash and investments	$21,357	$21,533
Accounts receivable	248	216
Prepaid expenses and other current assets	948	1,082

Total current assets	22,553	22,831
Equipment and leasehold improvements, net	2,126	2,652
Purchased technology, net	1,615	1,794
Other assets	788	815

Total Assets	$27,082	$28,092

Liabilities and stockholders’ deficit:
Current liabilities	$10,649	$9,454
Notes payable	26,648	24,744
Other long-term liabilities	243	—
Stockholders’ deficit	(10,458)	(6,106)

Total liabilities and stockholders’ deficit	$27,082	$28,092

###